UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 28, 2020

ROYAL CARIBBEAN CRUISES LTD.
(Exact Name of Registrant as Specified in Charter)

Republic of Liberia
(State or Other Jurisdiction of Incorporation)

1-11884	98-0081645
(Commission File Number)	(IRS Employer Identification No.)

1050 Caribbean Way, Miami, Florida	33132
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 305-539-6000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RCL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Credit Facility Amendments

On July 28, 2020, Royal Caribbean Cruises Ltd. (the “Company,” “our” and “we”) amended our $1.55 billion unsecured revolving credit facility due 2022 with Nordea Bank ABP, New York Branch, as administrative agent (the “Nordea Revolver”), our $1.925 billion unsecured revolving credit facility due 2024 with The Bank of Nova Scotia, as administrative agent (the “BNS Revolver”), and our $1.0 billion unsecured three-year term loan agreement with Bank of America, N.A., as administrative agent (the “Term Loan” and together with the Nordea Revolver and the BNS Revolver, the “Credit Facilities”).

These amendments extend our waiver of the quarterly-tested fixed charge coverage and net debt to capitalization covenants in each Credit Facility through and including the fourth quarter of 2021 and increase the monthly-tested minimum liquidity covenant for the duration of the extended waiver period. Pursuant to these amendments, the restrictions on paying cash dividends and effectuating share repurchases during the wavier period were extended through and including the fourth quarter of 2021. In addition, these amendments incorporate the restrictions on investments set forth in the indentures governing our 9.125% senior guaranteed notes due 2023, 10.875% senior secured notes due 2023 and 11.500% senior secured notes due 2025.

Certain of the lenders participating in the amended Credit Facilities, and affiliates of those parties, provide banking, investment banking and other financial services to us from time to time for which they have received, and will in the future receive, customary fees.

The foregoing description of the provisions of the amendments is summary in nature and is qualified in its entirety by reference to the full and complete terms of the amendments, copies of which are filed herewith as Exhibit 10.1, 10.2 and 10.3 and incorporated herein by reference.

Export Credit Facility Amendments

On July 28, 2020, we entered into (i) a financial covenant waiver extension consent letter with KfW IPEX-Bank GmbH to amend our Hermes backed loan facilities, including but not limited to, those incurred to finance Quantum of the Seas, Anthem of the Seas, Ovation of the Seas, Spectrum of the Seas and Odyssey of the Seas (collectively, the Hermes Facilities”) and (ii) amendments to the BpiFAE backed loan facilities incurred to finance Celebrity Edge, Celebrity Apex, and Symphony of the Seas (the “Bpi Facilities”) in each case, in order to extend the period during which a breach of the financial covenants will not trigger a mandatory prepayment or default, as applicable, under each facility through and including the fourth quarter of 2021. Similarly, on July 31, 2020, we amended the Finnvera-backed loan facilities incurred to finance Icon 1, Icon 2 and Icon 3 (the “Finnvera Facilities” and together with the Hermes Facilities and the Bpi Facilities, the “Export Credit Facilities”) in order to extend the period during which a breach of the financial covenants will not trigger a default under each facility through and including the fourth quarter of 2021; provided that certain structural enhancements are provided on or before September 30, 2020. In connection with these consents and amendments, we have agreed that certain of our subsidiaries (none of which directly own a vessel) will issue guarantees for the debt outstanding under the Export Credit Facilities.

Certain of the lenders participating in the Export Credit Facilities, and affiliates of those parties, provide banking, investment banking and other financial services to us from time to time for which they have received, and will in the future receive, customary fees.

The foregoing description of the provisions of the amendments is summary in nature and is qualified in its entirety by reference to the full and complete terms of the amendments, copies of which are filed herewith as Exhibit 10.4, 10.5, 10.6, 10.7 and 10.8 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1 - Amendment to the Amended and Restated Credit Agreement, dated as of July 28, 2020, among the Company, the various financial institutions party thereto and Nordea Bank ABP, New York Branch as administrative agent.

Exhibit 10.2 - Amendment to the Amended and Restated Credit Agreement, dated as of July 28, 2020, among the Company, the various financial institutions party thereto and The Bank of Nova Scotia as administrative agent.

Exhibit 10.3 - Amendment to Term Loan Agreement, dated as of July 28, 2020, among the Company, the various financial institutions party thereto and Bank of America, N.A. as administrative agent.

Exhibit 10.4 – Financial Covenant Waiver Extension Consent Letter relating to the Cruise Debt Holiday Principles, dated July 28, 2020, among Royal Caribbean Cruises Ltd., Silversea Cruise Holding Ltd. and KfW IPEX-Bank GmbH.

Exhibit 10.5 – Supplemental Agreement in relation to the extension of the waiver period for financial covenants in respect of the financing of the acquisition of Celebrity Edge (ex hull no. J34), dated July 28, 2020, among Royal Caribbean Cruises Ltd. and Citibank Europe plc, UK Branch.

Exhibit 10.6 – Supplemental Agreement in relation to the extension of the waiver period for financial covenants in respect of the financing of the acquisition of Celebrity Apex (ex hull no. K34), dated July 28, 2020, among Royal Caribbean Cruises Ltd. and Citibank Europe plc, UK Branch.

Exhibit 10.7 – Supplemental Agreement in relation to the extension of the waiver period for financial covenants in respect of the financing of the acquisition of Symphony of the Seas (ex hull no. B34), dated July 28, 2020, among Royal Caribbean Cruises Ltd. and Citibank Europe plc, UK Branch.

Exhibit 10.8 – Financial Covenant Waiver Extension Consent Letter relating to the Cruise Debt Holiday Principles, dated July 31, 2020, between Royal Caribbean Cruises Ltd. and KfW IPEX-Bank GmbH.

Exhibit 104 — Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL CARIBBEAN CRUISES LTD.

Date:	August 3, 2020	By:	/s/ Bradley H. Stein
		Name:	Bradley H. Stein
Senior Vice President, General Counsel & Secretary